                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion and incorporation by reference in this Registration Statement of our reports dated February 26, 1996 included in this Registration Statement and in the Energy Ventures, Inc. (the "Company") Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.

/s/  ARTHUR ANDERSEN LLP
- --------------------------
Arthur Andersen LLP

Houston, Texas
June 24, 1996